AMENDMENT DATED DECEMBER 6, 2011 TO

BY-LAWS OF

JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

DATED APRIL 23, 2007, AS AMENDED

Article IV, Section 8, paragraphs (A) and (B) are hereby amended to read in their entirety as follows (with additions shown as underlined text and deletions shown as strikethrough):

ARTICLE IV Meetings of Shareholders

SECTION 8. Notice of Shareholder Business and Nominations

(A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Trust’s notice of meeting; (b) by or at the direction of the Board of Trustees; or (c) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 8(A) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice provisions set forth in this Section 8.

(2) For nominations or other business properly to be brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 8, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust by not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred-twentieth day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty days from the anniversary date of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred-twentieth day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event, shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (1) the name, age, business address and residence address of such person, (2) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person, (3) the date such shares were acquired and the investment intent of such acquisition, and (4) all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner and (ii) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such shareholder or beneficial owner with respect to any share of the Trust (collectively “Hedging Activities”), and (iv) the extent to which such shareholder or such beneficial owner, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company; (d) as to the shareholder giving the notice and any beneficial owner covered by clauses (a) or (b) of this paragraph, the name and address of such shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, of such beneficial owner; and (e) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder’s notice.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 8 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

(B) Special Meetings of Shareholders. Only such business shall be conducted by a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to the Trust’s notice of meeting (1) by or at the direction of the Board of Trustees or (2) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 8 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Trust’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the one hundred-twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. In no event, shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

A Shareholder's notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person, (C) the date such shares were acquired and the investment intent of such acquisition, and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, (2) the class and number of shares of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such shareholder or beneficial owner with respect to any share of the Trust (collectively “Hedging Activities”), and (4) the extent to which such shareholder or such beneficial owner, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company; (iv) as to the shareholder giving the notice and any beneficial owner covered by clauses (i) or (ii) of this paragraph, the name and address of such shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, of such beneficial owner; and (v) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder’s notice.